UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPDR® GOLD TRUST- DRAFT PROXY LITE MESSAGE

“Hello.

We are calling because you are a shareholder with the SPDR® Gold Trust and we are requesting your vote on several important proposals concerning the Trust.

We just sent you a package containing information on the proposals and everything you need to vote your shares. We ask that you vote as soon as possible. When you vote promptly, it saves time and money by helping us avoid sending you the materials again or calling to request your vote. It will also help us to avoid adjourning the consent expiration date out to a later time.

You can vote quickly and easily by touch-tone phone, on the Internet or by mail. The details are in the package we sent. If you have any questions, call us at 1-855-601-2254.

Please vote. All of us at SPDR® Gold appreciate your prompt attention to this matter.

Thank you.

Goodbye.”